Exhibit 99.1

Build-A-Bear Workshop, Inc. Issues Preliminary Sales and Pre-Tax Earnings Expectations Ahead of Presentation at ICR Conference

52-Week Fiscal 2015 Pre-Tax Income Expected in the Range of $16.5 million to $18.0 Million up from $16.0 Million in the 53-Week Fiscal 2014

Repurchased 1.7 million Shares of its Common Stock in Fiscal 2015

Introduces Fiscal 2016 Outlook Including Expectations for Fourth Consecutive Year of Positive Comparable Store Sales and a 15% to 25% Increase in Pre-Tax Income

ST. LOUIS--(BUSINESS WIRE)--January 12, 2016--Build-A-Bear Workshop, Inc. (NYSE:BBW) today issued preliminary sales and guidance for pre-tax income for the fourth quarter and fiscal year 2015 ended January 2, 2016 as well as initial expectations for fiscal year 2016 in conjunction with its presentation at the 18th Annual ICR Conference. The Company noted that fiscal 2015 represented a 52-week year and compares to a 53-week year in fiscal 2014 with the additional week in fiscal 2014 included in the fourth quarter.

On a preliminary basis, for the Fourth Quarter (13-weeks ended January 2, 2016 compared to the 14-weeks ended January 3, 2015) the Company expects:

  Total revenues of approximately $117.7 million compared to $131.5 million in the fiscal 2014 fourth quarter;
  Consolidated net retail sales of approximately $116.5 million compared to $130.0 million in the fiscal 2014 fourth quarter;
  Consolidated comparable sales (Stores and E-commerce) to decrease 5.5% including a 4.1% decrease in North America and an 9.9% decrease in Europe (fourth quarter comparable sales are compared to the thirteen-week period ended January 3, 2015);
  E-commerce sales to increase 16.5% compared to fiscal 2014 fourth quarter; and
  Pre-tax income in the range of $8.5 million to $10.0 million compared to pre-tax income of $12.6 million in the 2014 fourth quarter.

On a preliminary basis, for the 2015 Fiscal Year (52-weeks ended January 2, 2016 compared to the 53-weeks ended January 3, 2015) the Company expects:

  Total revenues of approximately $377.7 million compared to $392.4 million in fiscal 2014;
  Consolidated net retail sales of approximately $372.8 million compared to $387.7 million in fiscal 2014;
  Consolidated comparable sales (Stores and E-commerce) to increase 1.0%, including flat performance in North America and a 4.8% increase in Europe (full year comparable sales are compared to the fifty-two week period ended January 3, 2015);
  E-commerce sales to increase 11.9% compared to fiscal 2014;
  Pre-tax income in the range of $16.5 million to $18.0 million compared to pre-tax income of $16.0 million in fiscal 2014 and;
  Capital expenditures are expected to be approximately $24.2 million; depreciation and amortization is expected to be approximately $16.4 million.

During the year, the Company opened 26 stores, including 11 in its new Discovery format to end the year with 330 locations including 269 in North America and 61 outside of North America. In addition, the Company repurchased approximately 1.7 million shares of its common stock for $25.9 million in fiscal 2015.

The Company noted that its revenue, sales and profit expectations are estimated and preliminary and subject to quarter and year-end closing adjustments. As the Company has not completed its quarter and year-end fiscal close or the audit of its 2015 financial statements, the revenue, sales and profit expectations presented in this press release may change.

Sharon Price John, Build-A-Bear Workshop’s Chief Executive Officer commented, “By remaining focused on our long range objectives, we expect fiscal 2015 to deliver our third consecutive year of positive consolidated comparable sales and our third consecutive year of improved profit performance.

“We believe our key initiatives, including our new Discovery store format, the diversification of our real estate model and our balanced portfolio of both Build-A-Bear and licensed products are gaining traction. Additionally, our on-going efforts of process improvements, system upgrades, value engineering and strategic pricing are continuing to enhance our merchandise margins which is contributing to our sustained improvement in profitability,” Ms. John continued.

“Our fourth quarter sales materialized later than expected, building through late December, with the positive momentum continuing thus far into fiscal 2016. Looking forward, we expect to deliver continued profitability improvement as well as revenue growth in 2016 through the on-going disciplined execution of our stated strategy.”

Fiscal 2016 Outlook

For fiscal 2016, the Company currently expects:

  Total revenue to increase in the low to mid-single digit range;
  Consolidated comparable sales to increase in the low single digits;
  Capital expenditures to be $25 million to $30 million and depreciation and amortization to be in the range of $17 million to $19 million;
  Pre-tax income to grow 15% to 25% compared to fiscal 2015 even with the higher level of investment;
  A tax rate of approximately 30%; and
  To end the year with 340 to 345 stores, 45 to 55 of which will be in its new Discovery format.

The Company is scheduled to present at the 18th Annual ICR Conference held at the Grand Lakes Resort in Orlando, Florida on Wednesday, January 13, 2016 at 10:00 a.m. EST. The presentation will be broadcast over the Internet and can be accessed at the Company’s investor relations Web site, http://IR.buildabear.com. The presentation is expected to conclude by 10:25 a.m. EST. A replay of the broadcast will remain on the Company’s Web site for one year.

About Build-A-Bear Workshop, Inc.

Founded in St. Louis in 1997, Build-A-Bear Workshop, Inc. is the only global company that offers an interactive make-your-own stuffed animal retail-entertainment experience. There are approximately 400 Build-A-Bear Workshop stores worldwide, including company-owned stores in the U.S., Puerto Rico, Canada, the United Kingdom, Ireland and Denmark, and franchise stores in Europe, Asia, Australia, Africa, the Middle East, and Mexico. The Company was named to the FORTUNE 100 Best Companies to Work For list for the seventh year in a row in 2015. Build-A-Bear Workshop (NYSE: BBW) posted total revenue of $392.4 million in fiscal 2014. For more information, call 888.560.BEAR (2327) or visit the Investor Relations section of its Web site at buildabear.com.

Forward-Looking Statements

This press release contains forward looking statements that involve risks and uncertainties and the Company’s actual results may differ materially from the results discussed in the forward-looking statements. These risks and uncertainties include, without limitation, those detailed under the caption “Risk Factors” in the Company’s annual report on Form 10-K for the year ended January 3, 2015, as filed with the SEC, and the following:

  general global economic conditions may deteriorate, which could lead to disproportionately reduced consumer demand for our products, which represent relatively discretionary spending;
  customer traffic may decrease in the shopping malls where we are located, on which we depend to attract guests to our stores;
  we may be unable to generate interest in and demand for our interactive retail experience, or to identify and respond to consumer preferences in a timely fashion;
  our marketing and on-line initiatives may not be effective in generating sufficient levels of brand awareness and guest traffic;
  we may improperly obtain or be unable to adequately protect customer information in violation of privacy or security laws or customer expectations;
  we may be unable to generate comparable store sales growth;
  we may be unable to effectively operate or manage the overall portfolio of our company-owned stores;
  we may be unable to renew or replace our store leases, or enter into leases for new stores on favorable terms or in favorable locations, or may violate the terms of our current leases;
  we may not be able to operate our international company-owned profitably;
  the availability and costs of our products could be adversely affected by risks associated with international manufacturing and trade, including foreign currency fluctuation;
  our products could become subject to recalls or product liability claims that could adversely impact our financial performance and harm our reputation among consumers;
  we may lose key personnel, be unable to hire qualified additional personnel, or experience turnover of our management team;
  we are susceptible to disruption in our inventory flow due to our reliance on a few vendors;
  we may be unable to effectively manage our international franchises or laws relating to those franchises may change;
  we may fail to renew, register or otherwise protect our trademarks or other intellectual property;
  we are subject to risks associated with technology and digital operations;
  we may suffer negative publicity or be sued due to violations of labor laws or unethical practices by manufacturers of our merchandise;
  we may be unable to operate our company-owned distribution center efficiently or our third-party distribution center providers may perform poorly;
  high petroleum products prices could increase our inventory transportation costs and adversely affect our profitability;
  our plans to leverage the Build-A-Bear brand to drive strategic expansion may not be successful;
  our market share could be adversely affected by a significant, or increased, number of competitors;
  we may suffer negative publicity or negative sales if the non-proprietary toy products we sell in our stores do not meet our quality or sales expectations;
  poor global economic conditions could have a material adverse effect on our liquidity and capital resources;
  fluctuations in our quarterly results of operations could cause the price of our common stock to substantially decline; and
  we may be unable to repurchase shares of our common stock at the times or in the amounts we currently anticipate or the results of the share repurchase program may not be as beneficial as we currently anticipate.

All other brand names, product names, or trademarks belong to their respective holders.

CONTACT:
Investors:
Build-A-Bear Workshop
Voin Todorovic, 314-423-8000 x 5221